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                INVESTMENT MANAGEMENT AND SERVICES AGREEMENT
                                   BETWEEN
                     RIVERSOURCE LIFE INSURANCE COMPANY
                                     AND
                        RIVERSOURCE INVESTMENTS, LLC

This Investment Management and Services Agreement (the "Agreement") by and between RiverSource Life Insurance Company (the "Company") and RiverSource Investments, LLC (the "Investment Manager") is effective the 1st day of January 2007.

Whereas the Company is a life insurance companies domiciled in the state of Minnesota (the "Relevant State"); and

Whereas the Company owns assets that it wishes to invest in securities permitted for domestic life insurance companies under the laws of the Relevant State; and

Whereas, the Company wishes the Investment Manager to provide investment management and asset-liability management services for its investments; and

Whereas the Investment Manager is a Minnesota limited liability company that has extensive experience in and an established infrastructure for the kind of investment management and asset-liability management services contemplated for the Company; and

Whereas, the Investment Manager or an affiliate has historically provided investment management and asset-liability management services for the Company and the Company wishes to continue to obtain such services under this Agreement.

NOW THEREFORE; it is mutually agreed:

1. OWNERSHIP OF INVESTMENTS. The investments managed by the Investment Manager under this Agreement shall be those securities held in one or more accounts identified from time to time by the Company and agreed upon by the Investment Manager (collectively, the "Account"), which is identified in Exhibit A annexed to and made a part of this Agreement. The term "Investments" as used herein shall refer to the securities held in the Account as well as any investments that the Investment Manager shall determine should be entered into on behalf of the Company including but not limited to equities of all types and kinds, bonds, debentures, notes, bank deposits, banker's acceptances, repurchase agreements, mutual fund shares, money market instruments, real property, mortgage loans, derivatives and leveraged loans. It is agreed that at all times the Company's Investments are owned by the Company.

2. INVESTMENT MANAGEMENT. Subject to the oversight of the Board of Directors of the Company and the Investment Committee thereunder, the Investment Manager shall manage the Investments of the Company, including the purchase, retention and disposition thereof, in accordance with the Investment Guidelines (as hereinafter defined) of the Company, a copy of which is annexed as Exhibit B.

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a.    In connection therewith, the Investment Manager shall:

(i) provide continuous, discretionary investment management services for the Investments;

(ii) determine from time to time what Investments will be purchased, retained, or sold and what portion, if any, of the assets will be invested or held uninvested as cash, in accordance with the directions of the Board or the Investment Committee; and

(iii) act as agent and attorney-in-fact to act on behalf of the Account with respect to purchases, sales, exchanges, conversions and other transactions in the Investments.

b. In the performance of its duties and obligations under this Agreement, the Investment Manager shall act in conformity with the Investment Guidelines of the Company and under the oversight of the Investment Committee and the Company's Board of Directors, and consistent with applicable laws and regulations, as furnished in accordance with Section 5 below, and such other information furnished to it by the Company as described under Section 5 below.

c. The Investment Manager shall be responsible for and shall vote proxies from the issuers of any Investments in the Account in a manner consistent with the proxy voting policies of the Investment Manager in effect from time to time. The Investment Manager shall not be responsible for any other corporate actions relating to the Account, including administrative filings such as proofs of claims or claims in class actions. However, the Investment Manager will assist the Company with respect to these matters by providing historical transaction information as reasonably requested by the custodian or the Company.

d. The Investment Manager shall provide the Company, any of the Company's agents and employees and the Investment Committee with reasonable access to information regarding its internal operating procedures and guidelines, as they pertain to the Investments held by the Company.

e. The Investment Manager shall provide the Company with further assistance reasonably related to the foregoing services in a prompt and responsive manner.

f. The parties further agree that the Investment Manager shall have no responsibility with respect to assets credited to the Account, or held outside the Account, to the extent the Company or the Investment Committee has provided directions for the acquisition, holding or disposition of those assets, or with respect to assets over which the Investment Manager has no authority or control.

g. The Investment Manager shall attend periodic meetings with the Investment Committee in person or by telephone, as reasonably requested and provide such information or reports at such times and in such manner as the Company may reasonably request.

h. The Investment Manager shall perform its duties and obligation hereunder through its officers, directors, partners and employees. In rendering the services contemplated by this Agreement, the Investment Manager may utilize the services of an affiliate or enter into

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agreements with unaffiliated third parties pursuant to which the third parties may assist it in performing any of the services set forth in this Agreement; provided, however, that the Investment Manager shall obtain prior written approval of the Company prior to engaging any unaffiliated third party to provide the core investment management or asset-liability management services contemplated under this Agreement. The Company acknowledges and agrees that the Investment Manager may retain one or more third-party pricing services and one or more proxy voting agents to assist in the execution of proxy votes.

3. ASSET-LIABILITY MANAGEMENT. During the term of this Agreement, the Investment Manager shall provide asset-liability services with respect to the Investments designed to assist the Company in managing the relationship between its assets and liabilities. In connection therewith, the Investment Manager shall:

a. measure, monitor and recommend strategies to manage interest-rate risk through strategies that fit within the Company's overall objectives described in the Investment Guidelines (defined below); and

b. prepare and deliver such asset/liability reports, and responses to other reasonable requests for specific recommendations and input, as the Company or the Investment Committee may reasonably request from time to time.

4.    OTHER SERVICES.

      (a) For the avoidance of doubt the Investment Manager shall have no responsibility under this Agreement for matters which are not described herein ("Additional Services").

      (b) Where the Company requests the Investment Manager to perform any Additional Services, it shall be for both parties to agree the extent and the terms upon which such Additional Services are to be provided pursuant to a separate written Agreement between the parties.

5. INFORMATION FURNISHED TO THE INVESTMENT MANAGER. Consistent with the provisions of Section 1 hereof, the Company shall make available to the Investment Manager such information as to the Company's Investments, investment portfolio requirements, quantitative requirements, liability and such other information as will reasonably enable the Investment Manager to furnish the services under this Agreement including, but not necessarily limited to, a statement of the requirements, if any, imposed by law upon the type, distribution and quality of the Investments (or by other law applicable to the Company's business with respect to the Investments) and such investment policies, objectives and guidelines as the Company shall state (collectively, the "Investment Guidelines"), which may be amended from time to time by the Company. To the extent the Company provides the Investment Manager with its overall investment policy or other governing documents, the Investment Manager shall be responsible for, and shall construe as "Investment Guidelines," only the portion of the investment policy relating to Investment Manager's activities with respect to the Account. The Company shall communicate any changes in the Investment Guidelines to the Investment Manager in writing at least ten (10) business days before the date on which they shall become effective. The Company agrees to give the

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Investment Manager prompt written notice if the Company believes any Account recommendations, advice or Investments are in violation of the Investment Guidelines.

For purposes of this Section 5, the requirements imposed by law upon the type, distribution and quality of the Investments, or by other law applicable to the Company's business with respect to the Investments, shall include the law of the Relevant State applicable to life insurance companies domiciled within the Relevant States. These requirements shall include not only the requirements of the Relevant States' Insurance Law, but also the requirements of all Regulations, Circular Letters and Administrative Guidelines of the Relevant State's Insurance Departments relating to the investment of funds for the Company.

The Company will furnish to the Investment Manager any other information that the Investment Manager may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

The Investment Manager shall at all times use its best efforts to comply with the Investment Guidelines and the instructions of persons designated by the Company. In determining the requirements and limitations of any laws governing the investments managed under this Agreement, the Investment Manager may rely on an interpretation of such laws by counsel to the Company.

6. RECORDS. The Investment Manager will maintain all records, memoranda, instructions or authorizations which the Company has described in reasonable detail to the Investment Manager as required by law, or for tax purposes, and relating to the acquisition or disposition of Investments by the Investment Manager for the Company. Such records, memoranda, instructions and authorizations shall be the property of the Company. To the extent practicable, the Investment Manager will make available to the Company, at its administrative offices, copies or originals of such records, memoranda, instructions or authorizations upon reasonable request and, as necessary, to comply with its obligations hereunder. In addition, all such records, memoranda, instructions or authorizations shall be available to the Company for audit and inspection during the Investment Manager's regular business hours at the Investment Manager's place of business. All such records, memoranda, instructions or authorizations shall also be made available to any regulatory authorities with supervision over the Company, upon request. If this Agreement is terminated, then to the extent practicable, the Investment Manager will turn over all such records, memoranda, instructions and authorizations to the Company upon reasonable request, but shall be permitted to make copies of them before turning them over to the Company and shall be permitted to retain such copies.

7. BROKERAGE. The Investment Manager is authorized to use its discretion to select the brokers or dealers that will execute transactions in Investments for the Account and the Investment Manager will use its best efforts to obtain the best available price and most favorable execution, consistent with this Agreement. The Investment Manager may effect individual transactions in Investments at commission rates in excess of the minimum commission rates available, to the extent authorized by law, if the Investment Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular

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transaction or the Investment Manager's overall responsibilities with respect to the Investments. The Company understands that the Company may not receive best execution in any individual transaction.

The Company may give the Investment Manager reasonable written requests directing brokerage to certain broker-dealers. To the extent the Company wishes to establish a directed brokerage arrangement, the Company shall send a written instruction to the Investment Manager naming the broker-dealer and describing the nature of the brokerage direction or the directed commission arrangement. Any such directed brokerage arrangement shall be subject to the Investment Manager's prior approval. The Investment Manager shall not be responsible for any loss caused by any act or omission of any broker-dealer; provided, however, that with respect to any broker-dealer that has been selected by the Investment Manager, the Investment Manager has acted prudently in such selection.

8.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

a.    The Company represents and warrants that:

      (i) It is duly authorised to retain the Investment Manager and to exercise its powers and obligations under this Agreement; and

      (ii) It complies with all applicable laws, regulations and codes of conduct to which it is subject in carrying out its obligations under this Agreement.

      (iii) Each person identified by the Company as authorized and empowered to provide instructions related to this Agreement on behalf of the Company has been duly authorized by the Company to do so.

      (iv) The Company is and will continue to be the owner of all assets in the Account, and will inform the Investment Manager if there are any restrictions on transfer of any Investments.

      (vi) The Company is establishing and will be maintaining the Account solely for the purpose of investing the Investments and not with a view to obtaining information regarding portfolio holdings or investment decisions in order to effect securities transactions based upon such information or to provide such information to another party. The Company and its authorized persons shall not use Account holdings information for any of the foregoing purposes.

b. The Investment Manager shall be entitled to rely on the foregoing as continuing representations and warranties by the Company until such time as the Company notifies the Investment Manager in writing to the contrary.

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9.    REPRESENTATIONS AND WARRANTIES OF THE INVESTMENT MANAGER.

a.    The Investment Manager represents and warrants that:

      (i) It is duly organized and validly existing under the laws of its place of organization

      (ii) It is registered with the U.S. Securities and Exchange Commission as an investment adviser and is duly authorized to carry out its investment management business and to exercise its powers and obligations under this Agreement;

      (iii) It shall notify the Company if its authorization to act as an investment adviser is materially altered, revoked or suspended; and

      (iv) It complies with all applicable laws, regulations and codes of conduct to which it is subject in carrying out its obligations under this Agreement.

b. The Company shall be entitled to rely on the foregoing as continuing representations and warranties by the Investment Manager until such time as the Investment Manager notifies the Company in writing to the contrary.

10. LIMITATION OF LIABILITY. In furnishing the Company with services as provided herein, the Investment Manager (including any officer, director or agent) shall exercise its best judgment and shall not be held liable to the Company, its creditors or the holders of its securities or deposits for errors of judgment or for any loss except a loss resulting from the willful misfeasance, bad faith or negligence in the performance of its duties, or reckless disregard of its obligations and duties under the terms of this Agreement. The U.S. federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Company may have under any U.S. federal securities laws. It is further understood and agreed that the Investment Manager may rely upon information furnished to it by the Company that it reasonably believes to be accurate and reliable. The Company understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any Investments in the Account.

11.   INDEMNIFICATION.

a. The Investment Manager shall indemnify the Company against any and all loss, liability, claim, damage or expense (including reasonable attorney's fees) whatsoever suffered or incurred by the Company in connection with or arising out of the Investment Manager's material breach of any of the terms of this Agreement or law applicable to it, except to the extent such loss, liability, claim damage or expense was a direct result of the negligence, bad faith, or willful misconduct of the Company or any of its employees, agents, affiliates or other entities acting on its behalf. This indemnity shall remain in full force and effect regardless of any termination of this Agreement.

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b.    The Company shall indemnify the Investment Manager against any and all loss, liability, claim, damage or expense (including reasonable attorney's fees) whatsoever suffered or incurred by the Investment Manager in connection with or arising out of the Company's material breach of any of the terms of this Agreement or law applicable to it, except to the extent such loss, liability, claim damage or expense was a direct result of the negligence, bad faith, or willful misconduct of the Investment Manager or any of its employees, agents, affiliates or other entities acting on its behalf. This indemnity shall remain in full force and effect regardless of any termination of this Agreement.

c. The following indemnification procedures shall apply to the extent indemnification is sought pursuant to Section 11 a. or b. above.

      (i) The party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") after becoming aware of, and shall promptly provide to the Indemnifying Party all information and documentation necessary to support and verify, any damages that the Indemnified
      Party shall have determined have given or could give rise to an action for indemnification hereunder. The Indemnifying Party shall be given access to all books, records and information in the possession or under the control of the Indemnified Party which the Indemnifying
      Party reasonably determines to be related to such action.

      (ii) Any claim arising from, or which is the subject of, any action shall be paid after such action and the liability for damages thereunder have been finally determined. An action and the liability for damages thereunder shall be deemed to be "finally determined" when the parties to such action have so determined by mutual agreement or, if disputed, when a final non-appealable order of a court or arbitrator having competent jurisdiction has been entered.

      (iii) In any pending or threatened claim, action, suit or proceeding in which indemnification may be sought, including without limitation any third party actions, the Indemnified Party shall not, without the prior written consent of the Indemnifying Party, settle, compromise or consent to the entry of any judgment.

      (iv) Promptly after receipt by the Indemnified Party of notice of the commencement of any action to which the Indemnifying Party is not a party, the Indemnified Party shall, if a claim for the indemnification for such action may be made against the Indemnifying Party, notify the Indemnifying Party in writing of its commencement. Any failure or delay in so notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations to indemnify pursuant to the terms and provisions of this Agreement, except to the extent that the Indemnifying Party is materially prejudiced thereby.

      (v) The Indemnifying Party shall be entitled to assume the defense of any such action with counsel satisfactory to the Indemnified Party; provided, however, that upon the request of the Indemnified Party, the Indemnifying Party shall provide reasonable evidence of its ability to perform its obligations hereunder.

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      (vi)  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party, at its sole cost, shall have the right to conduct and have control over the negotiations, settlement, defense, payment, or other proceedings and dispositions of such action.

      (vii) After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party under the foregoing indemnification provisions for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than (1) those relating to the investigation of such action or the furnishing of documents or witnesses in connection with such action and (2) all reasonable fees and expenses of separate counsel retained by the Indemnified Party if (i) the Indemnifying Party shall have agreed to the retention of such counsel or (ii) the Indemnifying Party and the Indemnified Party, on the advice of their respective counsel, shall have concluded that the representation of them by the same counsel would be inappropriate due to their actual or potential differing interests in the conduct of the defense of such action.

      (viii) In any action or proceeding the defense of which the Indemnifying Party assumes, the Indemnified Party shall have the right to participate and retain counsel at its own expense.

12. COMPENSATION TO THE INVESTMENT MANAGER. The Company agrees to reimburse Investment Manager at cost for services provided by Investment Manager pursuant to this Agreement. The charge to the Company for such services shall include all direct and indirectly allocable expenses. The methods for allocating expenses to the Company shall be in accordance with the requirements of the insurance holding company system laws of the Relevant State. Such methods shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of expense incurred by the Investment Manager on behalf of the Company. The method of allocating costs hereunder and the payment thereof shall be determined in the following manner:

a. The cost of services performed by the Investment Manager that are identifiable as expenses incurred directly and exclusively for the benefit of the Company shall be charged to the Company. In addition, the Company shall be responsible for any and all custodial fees, brokerage commissions, transfer taxes, and for all other reasonable out-of-pocket expenses incurred in connection with the services provided under this Agreement

b. The cost of services performed by the Investment Manager that are not identifiable as expenses incurred directly and exclusively for the benefit of the Company shall be allocated and charged to the Company in conformity with customary insurance accounting practices.

c. For services rendered under this Agreement, payment shall be made by the Company to the Investment Manager on a monthly basis within thirty
      (30) days of invoice or other notice. The parties agree that during the course of any given month the Company may make reasonable estimated payments for part or all of the monthly cost in which case such payment shall be offset against the actual amount otherwise due at the end of the

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      month under this Agreement. The parties also agree that, at the option of the Company, the Company may reimburse Investment Manager based upon Investment Manager's good faith estimate of the monthly costs for some or all of the services provided hereunder, in which case there shall be a final adjustment made within thirty (30) days after completion of Investment Manager's cost analysis performed at least annually.

For purposes of allocating costs under this Agreement, the Company and Investment Manager shall rely on their internal accounting and allocation system then in effect, that system currently being the Management Accounting and Reporting System ("MARS"), which utilizes a product factor methodology for certain services and rate-volume formulas for other services, in order to ensure fair and reasonable allocations of income and expenses among affiliated entities.

13. ASSIGNMENT. No assignment, as defined by Section 202 of the Investment Advisers Act of 1940 (the "Advisers Act"), of this Agreement by the Investment Manager shall be effective without the consent of the Company.

14. TRANSACTIONS FOR THE INVESTMENT MANAGER AND OTHER ACCOUNTS. The Company recognizes that the Investment Manager and its affiliates provide and may continue to provide asset management, research, brokerage, investment advisory and other services to other institutions and other persons, or for their own account or the accounts of other affiliates, which may or may not have investment policies and investments similar to those of the Company.
The Investment Manager shall be free to provide such investment advice and other services and the Company hereby consents thereto. The Company recognizes that the Investment Manager and its affiliates may give advice and take action in the performance of duties to other clients that may differ from the advice given, or the timing and nature of action taken, with respect to the Account, and that the Investment Manager and its affiliates may trade and have positions in investments of issuers and that the Company may own equivalent or related Investments in such issuers, and where action may or may not be taken or recommended for the Account. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Account or with regard to derivatives, any security or any other property which the Investment Manager or its affiliates may purchase, sell or hold for their own accounts or the account of any other client.

By reason of their various activities, the Investment Manager and its affiliates may from time to time acquire information about various corporations and their securities. The Company recognizes that the Investment Manager may not always be free to divulge such information, or to act upon it.

15. RECEIPT BY THE COMPANY OF DISCLOSURE DOCUMENT. By appointing the Adviser, the Company acknowledges that the Company has received a copy of
Part II of the Investment Manager's Form ADV or other brochure meeting the requirements of Rule 204-3 under the Advisers Act ("Investment Manager Disclosure Brochure"). If the Company did not receive the Investment Manager Disclosure Brochure at least 48 hours prior to appointing the Investment Manager, the Company may terminate the authority granted to the Investment Manager pursuant to this Agreement without penalty within five (5) business days of appointing the Investment Manager.

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16.   INDEPENDENT CONTRACTOR. The Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company. The Company shall always retain the ultimate authority to make investment decisions and decisions about other services on its own behalf. Investments made or held for the Account, or otherwise, under this Agreement shall at all times be within the control of the Board of Directors of the Company.

17. ERISA. The Company represents and warrants that none of the Company's assets managed or permitted to be managed under this Agreement is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company further represents and warrants that, if any of such assets ever becomes subject to ERISA, the Company will immediately so notify the Investment Manager.

18. CONFIDENTIALITY. All information and advice furnished by the Investment Manager to the Company under this Agreement shall be confidential and shall not be disclosed to third parties, except as required by law. All information furnished by the Company to the Investment Manager under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by law, where it is necessary to effect transactions or provide other services to the Company, or where the Company requests or authorizes the Investment Manager to do so.

The obligations under this Section 18 shall not apply to confidential information to the extent such information (i) is or becomes published or otherwise generally available to the public through no wrongful act of the information recipient, (ii) is information which the information recipient can show was properly in its possession prior to receipt from the information owner, (iii) is or becomes available to the information recipient from a source other than the information owner having no obligation of nondisclosure with respect thereto, (iv) is information which the information recipient can show was independently developed by the information recipient, (v) is required by law to be disclosed, provided, however, that the information recipient shall make reasonable efforts to have confidential treatment accorded to the confidential information and, to the extent permitted by law, shall make reasonable efforts to notify the information owner as appropriate prior to disclosure thereof, or (vi) is requested by any regulator, including any self-regulatory organization of which the information recipient is a member, to be disclosed, provided, however, that the information recipient will take reasonable steps to notify the regulator of the confidential nature of the confidential information.

Notwithstanding anything in this Section 18 to the contrary, the Investment Manager may share Confidential Information with its affiliates in accordance with its privacy policies in effect from time to time.

19. NOTICES. Any notice under this Agreement shall be given in writing, addressed, and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business as set out here:

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      INVESTMENT MANAGER:

      RiverSource Investments, LLC
      50189 Ameriprise Financial Center
      Minneapolis, Minnesota 55474

      Attn: Manager of Global Administration

      With a copy to:

      Ameriprise Financial, Inc.
      50605 Ameriprise Financial Center
      Minneapolis, Minnesota 55474

      Attn: Chief Legal Officer, RiverSource Investments, LLC

      COMPANY:

      RiverSource Life Insurance Company
      227 Ameriprise Financial Center
      Minneapolis, MN  55474
      Attn: President
      with a copy to General Counsel

      or to such other address as either party may designate in writing mailed to the other.

20. LAW GOVERNING THIS AGREEMENT. For purposes of contract interpretation, this Agreement shall be governed by the laws of the State of Minnesota. As set forth in Section 5 of this Agreement, the requirements imposed by law upon the type, distribution and quality of the Investments, or by other law applicable to the Company's business with respect to the Investments, shall include the law of the Relevant State applicable to life insurance companies domiciled within the Relevant State.

21. TERMINATION. This Agreement shall continue and remain in effect for an unlimited duration commencing on the date of this Agreement unless and until terminated by either party as hereinafter provided. This Agreement may be terminated be either the Company or Investment Manager at any given time by giving the other party at least sixty days' previous written notice of such intention to terminate.

22. AMENDMENT OF THIS AGREEMENT. This Agreement may be amended only by an instrument in writing signed by the parties hereto.

23. ENTIRE AGREEMENT. This Agreement represents the entire agreement as to its subject matter between the parties and supercedes any prior agreement whether written or oral including but not limited to the "Investment Management and Services Agreement" between the parties dated October 1, 2005. Nothing herein shall prevent any affiliate that has been appointed by the

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Investment Manager to provide services under this Agreement from entering into and/or retaining a separate agreement with the Investment Manager and/or the Company where necessary to meet any requirements associated with inter-company arrangements, provided, however, that the terms of any such separate agreement shall not be in conflict with the terms of this Agreement.

24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

25. USE OF NAME. Company agrees that the Investment Manager may identify Company by name in Investment Manager's current client list. Such list may be used with third parties.

26.   ARBITRATION.

(A)   COMPANY UNDERSTANDS AND AGREES THAT:

            I)    ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

            II) THE PARTIES WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;

            III) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN, AND DIFFERENT FROM, COURT PROCEEDINGS;

            IV) THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING, AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED; AND

            V) THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

      (B) ANY CONTROVERSY ARISING OUT OF, OR RELATING TO THE ACCOUNT, TO TRANSACTIONS WITH THE INVESTMENT MANAGER OR ITS RESPECTIVE AGENTS AND/OR EMPLOYEES, OR TO THIS AGREEMENT OR THE BREACH THEREOF, SHALL BE SETTLED BY ARBITRATION AND CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT BEFORE THE AMERICAN ARBITRATION ASSOCIATION OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS INC., THE CHICAGO STOCK EXCHANGE INC., THE NEW YORK STOCK EXCHANGE, THE AMERICAN STOCK EXCHANGE TO THE EXTENT THE INVESTMENT MANAGER MAY BE A MEMBER OF SUCH EXCHANGE, THE MUNICIPAL SECURITIES RULEMAKING BOARD OR THE INDEPENDENT NON-INDUSTRY ARBITRATION FORUM AS COMPANY MAY ELECT. IF COMPANY DOES NOT MAKE SUCH ELECTION BY REGISTERED MAIL ADDRESSED TO THE INVESTMENT MANAGER AT THE INVESTMENT MANAGER'S MAIN OFFICE WITHIN 10 DAYS AFTER DEMAND BY THE INVESTMENT MANAGER THAT COMPANY MAKE SUCH ELECTION, THE INVESTMENT MANAGER MAY MAKE SUCH ELECTION. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

      (C) NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR

SEEK TO ENFORCE ANY PREDISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE COMPANY IS EXCLUDED FROM THE CLASS BY THE COURT.

      (D) SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

27.   MISCELLANEOUS.

(a) Severability. If any term of this Agreement is found to be invalid or unenforceable, all other provisions will remain in force. The failure of the Investment Manager to insist on strict compliance with this Agreement is not considered a waiver of the Investment Manager's rights under this Agreement.

(b) Headings. All section and paragraph headings are for convenience of reference only and do not form part of this Agreement.

(c) Force Majeure. No party to this Agreement will be responsible for nonperformance resulting from acts beyond the reasonable control of such party, provided that such party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch as soon as such causes are removed.

28. AUTHORIZED PERSONS. The Investment Manager may rely upon, or act in accordance with, instructions or information furnished to it that it reasonably believes to be accurate or reliable. Such information or instructions may be provided from directors, officers or employees of the Company, the Investment Committee, or any committee that has been established by the Company's parent company to provide guidance, strategy or parameters for the investment of the Company's assets in accordance with the Company's investment policy (e.g., Balance Sheet Management Committee or Asset-Liability Committee).

29. CUSTODY. The Investment Manager shall not act as custodian for the Account and shall not take possession of any Investments. The Company shall maintain or establish, in the Company's name, an account with a broker-dealer, bank or trust company in which the Company shall maintain or deposit the assets managed or permitted to be managed under this Agreement. The broker/dealer, bank or trust company selected by the Company shall be the custodian of the Investments. The custodian designated by the Company may be an affiliate of the Investment Manager. The Company will cause the custodian to take all necessary steps to settle purchases, sales and trades made on behalf of the Account, including delivery of certificated securities, payments of funds and such other acts as may be necessary to fulfill such custodial responsibilities. The Investment Manager shall give notice and directions with respect to transactions in a manner that shall be agreed upon with the custodian. The Investment Manager shall not be responsible for any loss caused by any act or omission of the custodian. The

Company shall execute any and all documents that the Investment Manager may from time to time transmit to the Company for the purpose of carrying out securities transactions for the Account.

THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN SECTION 26.

In witness whereof, the parties hereto have executed the foregoing Agreement effective as of the day and year first above written.

RIVERSOURCE LIFE INSURANCE COMPANY        RIVERSOURCE INVESTMENTS, LLC

By:     /s/  Timothy V. Bechtold          By:     /s/  Michelle M. Keeley
        ------------------------                  -----------------------
Print name:  Timothy V. Bechtold          Print name:  Michelle M. Keeley
Print title: President                    Print title: Executive Vice President

                                  EXHIBIT A

                                  ACCOUNTS
                                  --------

 The portfolios of investments subject to this Agreement are the assets in the following accounts of the Company and any successor accounts:

Account 907
General Account 909
Account 949
Payout Segment Account 970
MGA Account 275
MVA Account 276

                                  EXHIBIT B

                            INVESTMENT GUIDELINES
                            ---------------------

Pursuant to Section 5 of the Investment Management and Services Agreement by and between RiverSource Life Insurance Company (the "Company") and RiverSource Investments, LLC (the "Investment Manager"), the Investment Manager shall be responsible for, and shall construe as "Investment Guidelines," only the portion of the following investment policy relating to Investment Manager's activities with respect to the Account.


                     RIVERSOURCE LIFE INSURANCE COMPANY
                             INVESTMENT POLICY


I. PURPOSE

This document represents RiverSource Life Insurance Company's ("Company") written investment policy as required under sections 60A.112 and 60L.06 of Minnesota Statutes. This investment policy is approved by the Company's Board of Directors in order to provide guidance for investment decisions by company management. It shall be reviewed and re-approved by the Board no less often than once every twelve months.

II. INVESTMENT MANAGEMENT AND PROCEDURES

The Company's parent company, Ameriprise Financial, Inc. (AMPF), has established the Balance Sheet Management Committee (BSMC) to provide guidance for overall objectives, strategy and parameters for the proper and prudent investment of AMPF and its subsidiaries' assets on a consolidated basis. The BSMC generally will consist of the chief executive officer and other senior executives of AMPF.

AMPF has also established an Asset-Liability Committee (ALCO) comprised of investment, actuarial, finance, product development and risk management personnel that will meet periodically to discuss guidance from the BSMC and to review economic conditions, product development initiatives, sales forecasts and the investment transactions of AMPF and its subsidiaries on a consolidated basis.

The ALCO will measure, monitor, and recommend strategies to manage risks that the Company takes, including interest rate risk, credit risk and operational risk, consistent with AMPF's overall investment objectives, on a consolidated basis, and protect AMPF on a consolidated basis against severe income losses should these risks move adversely. The ALCO will be expected to use sophisticated risk measurement and management tools, including gap analyses, simulation models, and duration/market valuation analyses, as appropriate. Incorporated into these tools is extensive, detailed modeling of asset and liability cash flows, asset yield sensitivities, and liability rate crediting practices.

RiverSource Investments, LLC is responsible for managing the Company's assets consistent with the guidance from the BSMC and the ALCO and under the oversight of the Company's Board of Directors or, as the Board may from time to time establish and authorize, its Investment Committee.

In the event of any inconsistency between the BSMC's and ALCO's guidance for AMPF's consolidated assets and regulatory requirements for the Company, the Board of Directors or the Investment Committee will promptly seek revised guidance from the BSMC and ALCO or its designee.

The Board of Directors or the Investment Committee and others responsible for the Company's investments shall evaluate the following factors and consider them along with the Company's business in determining whether an investment portfolio or investment policy is prudent:

(1)   general economic conditions;

(2)   the possible effect of inflation or deflation;

(3)   the expected tax consequences of investment decisions or strategies;

(4) the fairness and reasonableness of the terms of an investment considering its probable risk and reward characteristics and relationship to the investment portfolio as a whole;

(5) the extent of the diversification of the Company's investments among individual investments, classes of investments, industry concentration, dates of maturity, and geographic areas;

(6)   the quality and liquidity of investments in affiliates;

(7) the investment exposure to the following risks, quantified in a manner consistent with the Company's acceptable risk level identified in the guidelines in this Investment Policy: liquidity; credit and default; market; call, prepayment and extension; currency; and foreign sovereign;

(8) the amount of the Company's assets, capital and surplus, premium writings, insurance in force, and other appropriate characteristics;

(9)   the amount and adequacy of the Company's reported liabilities;

(10) the relationship of the expected cash flows of the Company's assets and liabilities, and the risk of adverse changes in the company's assets and liabilities;

(11) the adequacy of the company's capital and surplus to secure the risks and liabilities of the company; and

(12)  any other factors relevant to whether an investment is prudent.

Day-to-day management of the Company's investment assets is carried out by RiverSource Investments, LLC, pursuant to the strategy and standards established or approved by the Board of Directors or the Investment Committee and guidance from the ALCO and BSMC, subject to the procedure for any regulatory inconsistency as described above. The process of approving investment transactions depends upon the transaction type. Any purchase or sale recommendation for below-investment grade or private placement transactions in fixed-income securities or commercial mortgage loans must be reviewed and approved by a Vice President or an Assistant Vice President - Investments of the Company, in accordance with the Company's procedures and practices for these types of transactions. Any other below- investment-grade investments and investments which are rated by a nationally recognized rating agency as investment grade are reviewed and approved and ratified at the Board of Directors or Investment Committee meetings. The Company's Board of Directors and Investment Committee restrict investments so as to comply with the limitations imposed by Minnesota Statutes sections 60L.01 through 60L.15. A summary of Minnesota's relevant investment laws is attached to and made a part of this policy. The Board of Directors and the Investment Committee also comply with the AMPF consolidated credit exposure guidelines.

III.  INVESTMENT OBJECTIVE AND STRATEGY

The broad investment objective is for the Company to achieve a competitive portfolio yield consistent with acceptable risk standards established or approved by the Board of Directors or the Investment Committee consistent with the guidance from the BSMC and the ALCO. The Company will take reasonable steps to prudently manage three primary kinds of risk: credit risk, asset-liability matching, and liquidity.

A. Credit Risk. The Company manages credit risk through a combination of thorough credit analysis and broad diversification. The creditworthiness of portfolio holdings is monitored by a staff of credit and commercial mortgage analysts. In selecting new investments as well as monitoring existing holdings, credit analysts prepare internal ratings based on standards established by RiverSource Investments, LLC, in addition to using NAIC and public ratings.

Broad diversification is achieved through exposure to numerous industries over a spectrum of numerous businesses. With respect to commercial mortgage loans, broad diversification shall be achieved through a balanced distribution of property types and geographic locations.

RiverSource Investments, LLC will provide information and documentation to AMPF's Investment Accounting Department and Controllership Area concerning impaired securities.

Based on this material, the Investment Accounting Department and Controllership Area will record the appropriate investment write-downs pursuant to Minnesota/NAIC investment laws and other applicable accounting regulations. On a quarterly basis, RiverSource Investments, LLC shall prepare a report listing all such securities for review by the Company's Board of Directors or the Investment Committee.

B. Asset-Liability Management. Investment assets of the Company shall be invested, consistent with the guidance from the BSMC and the ALCO, in asset portfolios which have characteristics compatible with the insurance and annuity liability portfolios and management of interest rate risk.

The Company also fully supports the Valuation Actuary concept and performs cash flow testing as required by the standard valuation laws. The objective of the cash flow testing is to examine the appropriateness of the Company's assets to meet its obligations to policy owners under a broad range of interest rate scenarios.

The Company's hedging of investment assets and policy liabilities taken as a whole shall be consistent with the Derivatives Policy that is attached to and hereby made a part of this Investment Policy.

C. Liquidity Risk. The Board of Directors or the Investment Committee shall establish or approve standards to ensure that sufficient funds are available to pay contract and policyholder obligations as they arise. Liquidity risk shall be managed primarily by maintaining a high percentage of invested assets in publicly traded securities with a broad range of maturities. Securities with limited liquidity, such as private placements, commercial mortgage loans, and below investment grade instruments shall comprise a minority position in the portfolio relative to public investment grade holdings.

IV.   TRANSACTIONS WITHIN A HOLDING COMPANY SYSTEM

RiverSource Investments, LLC shall comply with Minnesota insurance laws governing holding companies, including, but not limited to, M.S.A. Section 60D.20.

V.    INVESTMENT ACCOUNTING

The Company investment accounting personnel, in consultation with the Company's Controllership area, are responsible for applying the appropriate accounting treatment for each investment made by the Company. Such decisions are made in consultation with AMPF accounting and tax personnel and the Company's outside auditors.

VI.   COMMERCIAL MORTGAGE LOAN POLICY

The Company shall develop and maintain a separate investment policy relating to commercial mortgage loans. That policy is attached to and made a part of this Investment Policy.

VII.  CONFLICT OF INTEREST

The Company's officers, directors, and Investment Committee members are prohibited from borrowing funds from the Company or from receiving any compensation, gift, or other consideration from any person or entity in which the Company makes an investment.

VIII. COMPLIANCE

The Board of Directors shall make a determination on an annual basis that the Company is in compliance with these procedures and shall adopt a resolution to that effect. A record of the resolution shall be made and filed with the Department of Commerce.

                     INVESTMENT LIMITATIONS FOR INSURERS
                     UNDER MINNESOTA PRUDENT PERSON LAW

This is not an exhaustive summary of the law. For a more complete statement of the law, see Minnesota Statutes section 60D.20 and sections 60L.01 through 60L.15.

So long as Minnesota Statutes sections 60L.01 through 60L.15 apply to RiverSource Life Insurance Company ("Company"), the Company must meet a minimum asset requirement. The minimum asset requirement, set out in section 60L.01, subdivision 11, is the sum of the Company's liabilities, other than the asset valuation reserve, voluntary investment reserves and liabilities on separate accounts, and its minimum financial security benchmark. Section 60L.03, subdivision 1, provides as a practical matter that the Company's minimum financial security benchmark is the authorized control level risk-based capital applicable to the Company as defined under section 60A.60, subdivision 11, clause (3).

Section 60L.11, subdivision 1, provides that invested assets may be counted toward satisfaction of the minimum asset requirement only as far as they are invested in compliance with sections 60L.01 through 60L.15 and orders issued by the Minnesota commerce commissioner, and that assets other than invested assets may be counted at admitted annual statement value.

Section 60L.07 sets out classes of investments that may be counted for purposes of section 60L.11, whether they are made directly or through a partnership, joint venture or limited liability company. Section 60L.08 establishes limitations on the investments that may be made in most of the classes of investments set out in section 60L.07. These classes of investments and limitations are as follows:

1.    Cash in the direct possession of the insurer or on deposit with a
      ----
      financial institution regulated by any federal or state agency of the United States. Section 60L.07(1).


      Limitation:  None specified.

2.    Bonds, debt-like preferred stock, and other evidences of indebtedness
      ---------------------------------------------------------------------
      of governmental units in the United States or Canada, or the instrumentalities of the governmental units, or private business entities domiciled in the United States or Canada, including asset-backed securities and SVO listed mutual funds. Section 60L.07(2). (SVO listed mutual funds are money market mutual funds or short-term bond funds that are registered with the Securities and Exchange Commission (the SEC) under the Investment Company Act of 1940 (the 1940 Act) and that have been determined by the Securities Valuation Office (the SVO) of the National Association of Insurance Commissioners (the NAIC) to be eligible for special reserve and reporting treatment other than as common stock. Section 60L.01, subdivision 15.

      Limitation: (a)    The aggregate amount of investments authorized under
                  section 60L.07(2), and similar foreign investments authorized under section 60L.07(7) that are lower and medium grade may not exceed 20% of the insurer's admitted assets.
                  Section 60L.08, subdivision 1, paragraph (a), clause (1). (Lower grade investments are rated credit instruments or debt-like preferred stocks rated 4, 5, or 6 by the SVO of the NAIC or any successor office. Section 60L.01, subdivision 9. Medium grade investments are rated credit instruments or debt-like preferred stock rated 3 by the SVO of the NAIC or any successor office. Section 60L.01, subdivision 10.)

                  (b) The aggregate amount of lower grade investments may not exceed ten percent of the insurer's admitted assets. Section 60L.08, subdivision 1, paragraph (a), clause (2).

                  (c) The aggregate amount of investments rated 5 or 6 by the SVO may not exceed five percent of the insurer's admitted assets. Section 60L.08, subdivision 1, paragraph (a), clause
                  (3).

                  (d) The aggregate amount of investments rated 6 by the SVO may not exceed one percent of the insurer's admitted assets.
                  Section 60L.08, subdivision 1, paragraph (a), clause (4).

                  (e) The aggregate amount of lower and medium grade investments that receive as cash income less than the equivalent yield for United States Treasury issues with a comparative average life, may not exceed one percent of the insurer's admitted assets. Section 60L.08, subdivision 1, paragraph (a), clause (5).



3.    Loans secured by mortgages, trust deeds, or other security interests
      --------------------------------------------------------------------
      in real property located in the United States or Canada or secured by
      ----------------
      insurance against default issued by a government insurance corporation of the United States or Canada or by an insurer authorized to do business in this state. Section 60L.07(3).

      Limitation: Investments may not exceed 45 percent of admitted assets in the case of life insurers. Section 60L.08, subdivision 1, paragraph (b).

4.    Common stock or equity-like preferred stock or equity interests in any
      ---------------------------------------------------------------
      United States or Canadian business entity, or shares of mutual funds registered with the SEC under the 1940 Act, other than SVO listed mutual funds. Section 60L.07(4).

      Limitation: Investments (other than subsidiaries of the types authorized under section 60D.16 or 61A.281) may not exceed 20 percent of admitted assets in the case of life insurers.
                  Section 60L.08, subdivision 1, paragraph (c).

5.    Real property necessary for the convenient transaction of the
      -------------------------------------------------------------
      insurer's business. Section 60L.07(5).
      ------------------

      Limitation: Investments may not exceed ten percent of admitted assets.
                  Section 60L.08, subdivision 1, paragraph (d).

6.    Real property and its fixtures, furniture, furnishings, and equipment
      ---------------------------------------------------------------------
      in the United States or Canada, which produces or after suitable
      ----------------------------------------------------------------
      improvement can reasonably be expected to produce substantial income.
      --------------------------------------------------------------------
      Section 60L.07(6);

      Limitation: Investments may not exceed 20 percent of admitted assets in the case of life insurers. Section 60L.08, subdivision 1, paragraph (e).

7.    Loans, securities, or other investments of the type described in 1-6
      --------------------------------------------------------------------
      above in countries other than the United States and Canada. Section
      ----------------------------------------------------------
      60L.07(7).

      Limitation: Investments may not exceed 20 percent of admitted assets.
                  Section 60L.08, subdivision 1, paragraph (f). (See 2 above for limitations with respect to lower and medium grade investments.)

8.    Bonds or other evidences of indebtedness of international development
      ---------------------------------------------------------------------
      organizations of which the United States is a member. Section
      ----------------------------------------------------
      60L.07(8).

      Limitation: Investments may not exceed two percent of admitted assets.
                  Section 60L.08, subdivision 1, paragraph (g).

9.    Loans upon the security of the insurer's own policies in amounts that
      ---------------------------------------------------------------------
      are adequately secured by the policies and that in no case exceed the
      ---------------------------------------------------------------------
      surrender value of the policies. Section 60L.07(9).
      -------------------------------

      Limitation: None specified.

10.   Tangible personal property under contract of sale or lease under which
      ----------------------------------------------------------------------
      contractual payments may reasonably be expected to return the
      -------------------------------------------------------------
      principal of and provide earnings on the investment within its
      --------------------------------------------------------------
      anticipated useful life. Section 60L.07(10).
      -----------------------

      Note:       Investments may not exceed two percent of admitted assets.
                  Section 60L.08, subdivision 1, paragraph (h) (as amended in
                  1999).

11.   Other investments authorized by the commissioner. Section 60L.07(11).
      ------------------------------------------------

12.   Investments not otherwise permitted by section 60L.07, and not
      --------------------------------------------------------------
      specifically prohibited by other law, to the extent of not more than
      --------------------------------------------------------------------
      five percent of the first $500,000,000 of the
      ---------------------------------------------
      insurer's admitted assets plus ten percent of the insurer's admitted
      --------------------------------------------------------------------
      assets exceeding $500,000,000. Section 60L.07(12).
      -----------------------------

For purposes of compliance with section 60L.11, securities of a single issuer and its affiliates, other than the government of the United States and certain subsidiaries of the insurer, may not exceed three percent of admitted assets in the case of life insurers. For these purposes, in the case of asset-backed securities issued, assumed, insured or guaranteed by a government-sponsored enterprise and secured by or evidencing an interest in a single asset or single pool of assets held by a trust or other business entity, the issuer is considered to be the asset or pool of assets. Section 60L.08, subdivision 2.

The admitted portion of assets of certain investment subsidiaries are considered to be owned directly by the insurer and any other investors in proportion to the market value, or if there is no market, the reasonable value, of their interest in the subsidiaries. Section 60L.08, subdivision 3.

Where investments exceed the limitations specified above (other than those in 12 above), the excess may be assigned to the investment class authorized at 12 above, until that limit is exhausted. Section 60L.08, subdivision 4.

Unless otherwise specified, an investment limitation computed on the basis of an insurer's admitted assets or capital and surplus must relate to the amount required to be shown on the statutory balance sheet of the insurer most recently required to be filed with the commissioner. Section 60L.08, subdivision 6.

An insurer engaging in replication transactions shall include all replicated investment positions in calculating compliance with the above limitations on investments. So long as the insurer so complies with these limitations on investments, then the insurer may count a replication transaction and any related investment of the insurer for the purposes specified in section 60L.11, to the extent the insurer has appropriately assigned the transaction or other investment to an investment class authorized in section 60L.07. An insurer shall not otherwise count replicated investment positions for the purposes specified in section 60L.11.

If an investment position of the insurer includes a replicated investment position and exceeds an applicable limitation contained in Section 60L.08, then the insurer may allocate part or all of the replicated investment position as follows for the purposes of calculating compliance with the limitations on investments and other requirements contained in the investment law: to the extent an insurer owns assets in excess of its minimum asset requirement, the insurer may deem a replicated investment position to be among such excess assets, but only to the extent that the replicated investment position does not cause the total positions represented by such excess assets to be greater than the total positions represented by such excess assets as would be permitted in the absence of the replicated investment position.

An insurer may not invest in investments that are prohibited for an insurer by law. The use of a derivative instrument for any purposes other than hedging, income generation or replication is prohibited. A reasonable time, not to exceed five years, must be allowed for disposal of a prohibited investment in hardship cases if the investment is demonstrated by the insurer to have been legal when made, or the result of a good-faith mistake. Section 60L.10.

Replication transaction means a derivative transaction that is intended to replicate the performance of one or more assets that an insurer is authorized to acquire under this investment law. A derivative transaction that is entered into as a hedging transaction is not considered a replication transaction. Section 60L.01, subdivision 14.

Replicated investment position means the statement value of the position reported under the heading "Replicated (Synthetic) Asset" on Schedule DB, Part F, of the annual statement of the insurer, or any successor provision.

                 RIVERSOURCE LIFE COMPANY INSURANCE COMPANY
                             DERIVATIVES POLICY

Scope

This Derivatives Policy applies to RiverSource Life Insurance Company (the Company), including businesses managed or operated by third parties. It covers all uses of derivatives, whether designed to mitigate risk, generate income, or combinations thereof.

This policy and requirements detailed in the attached appendix "Requirements for Use of Derivatives at RiverSource Life Insurance Company" represent a minimum level of compliance. In addition to this policy, the Company will comply with the AMPF Company Derivatives Policy.

OBJECTIVE
The objective of this policy is to ensure that the Company uses derivatives prudently and effectively in the management of its businesses and that their use is governed by appropriate risk assessment, control and reporting procedures.

Definitions

A derivative is a contract in which the value depends on the value of an underlying asset, reference rate or index. For these purposes, derivatives do not include asset-backed securities or other investment securities.

Policy Statement

It is the policy of the Company to allow the use of derivatives in the conduct of its businesses, providing such use is in compliance with this policy and with all other requirements set forth for their use.

Principles

The Company's senior management must understand fully the performance characteristics of any derivative instrument used within the business and be certain that its use is consistent with the Company's business objectives. Derivatives can be used:
o to straddle/hedge or protect against adverse changes in the values of assets or liabilities that the Company has acquired or incurred or has contracted to acquire or incur, whether on or off balance sheet;

o to hedge current or anticipated income, revenue, or expense against changes in interest rates, credit exposure, foreign exchange rates, and/or equity market levels; and
o     to help achieve overall funding objectives.

Derivative transactions shall be consistent with the discussion of "Tax Considerations" in the appendix "Requirements for Use of Derivatives at RiverSource Life Insurance Company" to the extent applicable.

Procedures and controls needed to comply with this policy must be in place before derivatives can be used.

Exposures generated by derivatives trading must fit within established limits for earnings and individual counterparties.

Only authorized types of derivative contracts can be used. "Exotic" derivatives involving non-standard indices or payout formulae must be approved on an exception basis.

The Company's Investment Committee maintains this policy and RiverSource Investments, LLC, the Company's investment manager, shall inform the Board of Directors of the Company annually of its compliance with the policy and any suggested changes.

Exception Criteria

The Investment Committee must approve material exceptions in the application of this policy. The Investment Committee will report any such exceptions to the Chief Financial Officer of Ameriprise Financial, Inc. If feasible, such reporting shall occur prior to the application of the exception.

SUPPORTING INFORMATION
Appendix - Requirements for Use of Derivatives at RiverSource Life Insurance Company

Appendix

  REQUIREMENTS FOR USE OF DERIVATIVES AT RIVERSOURCE LIFE INSURANCE COMPANY
  -------------------------------------------------------------------------

     The managers of RiverSource Life Insurance Company ("Company") must comply with the following requirements in the business's use of derivatives. These requirements supplement the Company's Derivatives
  Policy. If an issue concerning the use of a derivative is not adequately addressed in this appendix or the Policy itself, it is the responsibility of the user to gain approval of the issue before entering
                        into the derivative contract.

                                Risk Analysis

o Commensurate with its activities, the Company shall have a risk management process that values its derivatives at market, quantifies its derivative-related risk (including the correlation between movements in the derivative value and the value of the hedged or underlying asset, liability, revenue, or expense), and compares that risk to the Company's risk limits. Interest-rate related derivatives will be aggregated with other exposures and will be subject to the Company's overall Earnings-at-Risk (EaR) limit in effect.

o Potential credit exposure of the Company to a counterparty from derivatives should be aggregated with all other exposures of the Company to the counterparty to determine compliance with established Company credit and market risk limits at the time of inception of a derivatives transaction. Credit exposures may be aggregated taking into account enforceable netting arrangements.

o Prior to the execution of a new type or structure of derivative contract, the Company should determine the variability of the contract's potential market and credit exposure. The analysis should indicate whether such variability might reasonably be expected to create exposure to a counterparty in excess of established limits. Any such derivative should include, where possible, contractual credit-enhancement provisions that mitigate the counterparty exposure or must be reported prior to execution to the Company's Investment Committee. A derivative so required to be reported to the Investment Committee shall also be reported to the Chief Financial Officer of Ameriprise Financial, Inc. (the AMPF CFO). If feasible, such reporting also shall be prior to execution.

                            Eligible Instruments

o     Interest rate swaps, including basis swaps
o Interest rate options (e.g., caps, corridors, collars, floors, swap options)
o     Currency swaps
o     Currency options
o     Cross-currency rate swaps

                              Page of 28 of 39

o     Forward rate agreements
o     Forward foreign exchange contracts
o     Equity options
o     Equity swaps
o     Equity forwards
o     Index options
o     Index swaps
o Exchange-traded futures relating to interest rates, equities, and foreign exchange, including indices
o Exchange-traded options relating to interest rates, equities, and foreign exchange, including indices
o     Credit default swaps
o     Total return swaps
o     Credit-linked notes
o     Credit spread options.

A new derivative instrument must be approved on an exception basis by the Investment Committee, with reporting of the exception to the AMPF CFO, or added to this policy before it can be used.

Derivative contracts which contain non-standard formulas (that is, formulas that are not pegged specifically to a known index or interest rate or have a multiplier of other than one) or which otherwise would not be permitted must be approved by the Investment Committee, with reporting of the approval to the AMPF CFO, for use on an exception basis.

Eligible Counterparties

Professional market counterparties must have a long-term debt rating by a recognized statistical rating organization in one of its three highest rating categories, such as a rating of "A" or better by Standard & Poor's or Moody's (where split-rated between S&P and Moody's, the lowest rating shall apply), or one of the following criteria must be met:

o the counterparty's obligations are guaranteed by an entity with a long-term rating of "A" or better by a recognized statistical rating service;

o     the derivative contract is a U.S. Exchange-traded option or future;

o the counterparty is, in the opinion of the RiverSource Investments Investment Research Dept.(such opinion is to be obtained in writing from RiverSource Investments, LLC), equivalent to an issuer with a long-term rating of "A" or better;

o cash or AAA-rated, liquid collateral denominated in the same currency as the exposure is obtained to cover credit exposure through the life of the contract, such collateral has a value at least equal to 100% of the credit exposure and the value of the credit exposure and such collateral is marked-to-market and settled at least quarterly;

o the contract maturity is under 12 months, no quote is available from an "A"-rated entity, and such contract is approved on an exception basis by the Investment Committee; or

o the contract maturity is under 12 months, there exists a significant overall relationship with AMPF, as determined by AMPF CFO, and such contract is approved on an exception basis by the Investment Committee; and

o if the counterparty rating is downgraded subsequent to the execution of the derivative contract, the downgrade is reported to the Investment Committee and the AMPF CFO, and corrective action, if any, is agreed to by the Investment Committee, with reporting of such corrective action to the AMPF CFO.

Tax/Accounting/Reporting
------------------------
o All hedging and straddle transactions must be identified and recorded in conformance with IRS rules and regulations.
o For general purpose financial reporting, all transactions must be documented and booked in accordance with Generally Accepted Accounting Principles as required for public companies by the SEC. As appropriate, statutory accounting procedures or other accounting procedures for reports to regulators may be followed in addition to general purpose requirements.
o Derivatives intended as hedging transactions must be designated in writing, along with the method for assessing their effectiveness at inception and on an ongoing basis.
o The Company will determine market values of its derivatives at least monthly.

Controls/Audit
--------------
o This risk management process is intended to provide management controls of derivatives activities as well as a regular reporting mechanism to senior management and the Board of Directors of the Company. The Company's investment officer will have overall responsibility for the Company's derivative activities. The Company will have, commensurate with the level and complexity of its derivatives activity, appropriate controls in place to manage market, credit, operations, fraud and model risks. These controls will periodically be reviewed to ensure their effectiveness. For example, the Company must have adequate procedures to ensure that valuations of derivative contracts are accurate, such as verifying contract values with a party independent of the counterparty of the particular contract.
o The functions of market and credit risk management, legal, compliance, operations, and financial controls should be independent of the dealing or transacting function.
o Controls must exist to ensure that only authorized transactions take place and that an unauthorized transaction would be detected and appropriate action quickly taken.

Legal
------
All derivative transactions must be documented in writing.

                              Page of 30 of 39

o Documentation must be approved by the general counsel or other counsel of the Company, by the General Counsel's Office of the Company's investment manager or of an affiliate of the Company or its investment manager, or by other legal counsel to the Company. This approval may be approval of a standard form for the Company.
o Legal counsel must review all new derivative contract types or structures prior to the Company's entering into a trade.

Staff Qualifications
--------------------
o The Company must stipulate who is authorized to enter into derivative contracts and notify approved counterparties of those so authorized.
o Personnel who analyze, execute and/or monitor derivative transactions should be authorized to do so by the Company. Members of the Investment Committee, and employees and other persons associated with the Company's investment manager with responsibility for such analysis, execution and/or monitoring, are authorized to analyze, execute and/or monitor the Company's derivatives transactions.

Tax Considerations
------------------
The Company enters into derivatives transactions that act as hedges for tax purposes of its policy obligations taken as a whole. Because the risks hedged under this tax hedging program constitute "aggregate risks" within the meaning of Treas. Reg. Section 1.1221-2(c)(3), these Policies and Procedures are intended to meet the requirements of Treas. Reg. Section 1.221-2(f)(3)(iv) for identification of "hedging transactions" where such aggregate risks are hedged. Under that regulation, in order to meet the identification requirements, a taxpayer must (i) place in its records a description of the hedging program and (ii) establish a system under which individual transactions are identified as being entered into pursuant to the program.

The Company's hedging program.
-----------------------------
Because the Company's investment staff views its hedging transactions (other than derivatives transactions to hedge foreign currency, stock market, credit or interest rate risk associated with particular investments, liabilities or items of income) as entered into to hedge risks with respect to the Company's policy liabilities taken as a whole, the risks that are being "aggregated" for purposes of Treas. Reg. Section 1.1221-2(f)(3)(iv) are in general the Company's total risks on the policies it has issued.

The Company's investment staff will enter into these hedging transactions to reduce the risk that the proceeds of its investment assets will fall short of the funds necessary to pay its policy obligations and other liabilities as they come due. This type of hedging is sometimes referred to as "gap hedging" in the financial industry because it hedges the "gap" between assets and liabilities (and this term is adopted in the preamble to Treas. Reg. Section 1.1221-2).

The Company's hedging program is integrally related to its general planning program for funding policy liabilities. The Company has set its hedging strategy for policy liabilities at quarterly meetings of the Investment Committee, which are attended by members of both the actuarial staff and the investment staff. This hedging strategy is developed using models into which analysts introduce updated information as to the repricing policy, lapse sensitivity, and other attributes of the Company's policy liabilities and similar characteristics with respect to its investment portfolio. The model then projects the likely "gap" (expressed as a change in income) between policy liabilities and the investment cash flows (which will be available to fund them), using different interest rate scenarios.

The Company's policy liabilities generally have a shorter average duration and different convexity characteristics than the assets in its investment portfolio. Thus, for example, the focus of the Company's hedging strategy in an environment of rising interest rates is the concern that payments of shorter-term policy liabilities will rise faster than the cash flows generated by the longer-term assets in the investment portfolio. Thus, in such an environment, the Company's hedging strategy may call for buying interest rate caps which will generate cash for the Company if interest rates continue to rise, and thus help to fund policy liabilities where the cash flow of current investments may be inadequate. Different hedging strategies will be required in different financial market situations.

The Company's system of identification.
--------------------------------------
Hedging transactions will be identified for purposes of Treas. Reg. Section 1.1221-2(f) on the "trading ticket" which the Company's investment department executes for every financial instrument it acquires and for every notional principal contract it enters into. On each of these tickets for the tax hedging program described above, the following will be written: "This is a 'hedging transaction' under Treas. Reg. Section 1.1221-2, which hedges the aggregate risks of the Company's policy liabilities".

Where the financial instrument or notional principal contract covered by the trading ticket is intended to qualify as a "hedging transaction" for purposes of Treas. Reg. Section 1.1221-2, this notation will be made by a member of the Company's investment manager's trading staff before the close of business on the day the transaction is entered into. Adding this language is the mechanism by which the Company will meet the identification requirements of Treas. Reg. Section 1.1221-2, so that the hedging transaction designated will have ordinary character treatment under that regulation and, where applicable, qualify for the hedging exceptions of I.R.C. Sections 1092(e) and 1256(e).

                     RIVERSOURCE LIFE INSURANCE COMPANY
                              INVESTMENT POLICY

                            COMMERCIAL MORTGAGES

A.    General: Policies and procedures described below are designed to meet
      -------
      RiverSource Life Insurance Company's (herein "Company") business and investment objectives and at the same time comply with Minnesota investment laws.

B.    Advisory Services: The Company will use the investment services of
      -----------------
      RiverSource Investments, LLC to recommend and manage mortgage loans. All decision-making regarding the Company's investments, including mortgage loans, shall be subject to the authority of the Company's Board of Directors (herein the "Board") or Investment Committee (herein the "Investment Committee").

C.    Qualification: All mortgage loans will meet the qualification
      -------------
      requirements for mortgage loans as set forth in the applicable Minnesota insurance statutes. Any exceptions must comply with the "basket provision" for nonqualified investments and must have specific approval of the Board or the Investment Committee as a "basket provision loan."

D.    Underwriting: RiverSource Investments, LLC mortgage portfolio managers
      ------------
      will recommend loans using underwriting guidelines that are common in the industry including such ratios as loan-to-value, debt service coverage, loan-to-cost and loan per square foot. Mortgage broker and internal appraisals using capitalization rates supportable in the marketplace will be used to determine values.

      1. New Business Appraisal - An independent appraisal is required as a part of the closing process, the intent of which is to verify the underwriter's valuation. Independent appraisers will be selected in accordance with appraiser licensing laws in the state in which the property is located. The underwriter on each transaction reviews and approves the independent appraisal.

      2. Existing Business Appraisal - For modifications and refinancing of existing loans and additional funding of loans secured by property already securing a loan made by the Company, an independent appraisal is required to verify the underwriter's valuation for any loan funding more than the original loan amount. An internal appraisal, as defined below in the Policy for Handling Delinquencies, Workouts and Foreclosures, is required if funds are not advanced over the original loan amount.

      3. Inspections - representatives of RiverSource Investments, LLC or the Company shall have inspected the property prior to closing.

E.    Loan Size and Portfolio Size:
      ----------------------------

      1. Loan size - Will be determined by the Board or the Investment Committee and will not exceed any regulatory restrictions in size, including applicable Minnesota insurance law.

      2. Portfolio size - Shall be determined periodically by the Board or the Investment Committee.

F.    Pricing: Pricing of the loans shall be based on a spread over
      -------
      comparable maturity Treasuries and shall be determined by comparison with the yield on other fixed income investment opportunities and by the degree of risk in comparison with other investment opportunities. Pricing is established by RiverSource Investments, LLC with the approval of the Board or the Investment Committee. Pricing of individual transactions is set at the time of approval of the transaction.

G.    Security: The security for mortgage loans will be a first mortgage on
      --------
      the property being financed. Depending upon the transaction, the recommendation of the portfolio manager and the approval of the Board or the Investment Committee, the transaction may or may not carry some level of personal recourse. In no event will the transaction be recommended if in the assessment of the portfolio manager the debt cannot be repaid from the net operating income of the property and the property value. (The Board or the Investment Committee may approve certain credit enhancement vehicles.)

H.    Diversification: RiverSource Investments, LLC will maintain proper
      ---------------
      property and geographic diversification within the portfolio. RiverSource Investments, LLC will report periodically to the Board or the Investment Committee the status of property type and geographic diversification and will make recommendations relative to overweighing or underweighing in geographic areas and property types.

I.    Other Mortgage Provisions
      -------------------------

      1. Environmental - Environmental reports will be required on all new investments and on all renewal loans where there is no existing report. It is the policy of the Company that properties present no more than minimal risk as to environmental issues. Such risk shall be reviewed periodically by RiverSource Investments, LLC and General Counsel's Office of AMPF as statutes or regulations in each state are changed.

      2. Call Protection - Each mortgage loan should provide reasonable call protection based upon a sliding scale formula or yield maintenance.

      3. Restrictions on Transfer - Documents shall provide for restrictions against transfer without written approval of the lender. The portfolio managers will determine appropriate guidelines for pre-approving such transfers.

      4. Restrictions on Secondary Financing - All documents shall prohibit secondary financing without lender approval and shall provide limitations on such financing as may be determined from time to time by the portfolio managers. Guidelines for pre-approval will be determined by portfolio managers.

J.    Affiliates: The Company shall not make a mortgage loan that will fund
      ----------
      payment of a loan held by an investment company affiliated with the Company without prior consultation with the Company's legal counsel.

K.    Loan Approval: Portfolio managers are to submit a written summary
      -------------
      along with their recommendation to a Vice President or an Assistant Vice President - Investments of the Company for approval. The Board or the Investment Committee reviews and ratifies such actions as part of its review and approval of the reports on investment activities.

L.    Closing: AMPF's General Counsel's Office reviews transactions as
      -------
      requested for legal qualification and appoints outside counsel to close the transaction. Additionally, the General Counsel's Office is required to monitor the performance of outside counsel who provide closing services and sets forth closing requirements relative to insurance, surveys, environmental reports and appraisals. These areas are charged with assuring that the loan is properly documented to provide for adequate protection of the investment.

M.    Loan Administration: In order to provide better monitoring and control
      -------------------
      of the portfolio, loan servicing shall be done by Ameriprise Financial, Inc., or an approved mortgage banker servicer under contract with Ameriprise Financial, Inc. Exceptions will be recommended to and approved by the Board or the Investment Committee.

      1. Ameriprise Financial, Inc. will establish appropriate accounting procedures and monetary controls in cooperation with the Company's controllers to insure that the portfolio is tracked to identify potential risks. Such controls shall include, but not be limited to, the following:

            a.    Systems to assure payments are received in a timely manner and properly applied as to principal and interest.
            b.    A delinquency monitoring system that includes collection
                  procedures beginning on the 11th day after the loan
                  payment is due.
            c.    Systems to assure taxes and insurance are paid promptly.
                  (As a general rule, tax escrows should be required.)
            d.    Requirement that annual operating statements be required
                  and reviewed on an annual basis.
            e. A system whereby all loans with a balance in excess of $1 million are inspected annually.

N.    Policy for Handling Delinquencies, Workouts and Foreclosures:
      ------------------------------------------------------------

      Delinquencies generally should not exceed 30 days. If a delinquency continues past the 30 day point a foreclosure action must be commenced prior to the loan reaching 90 days delinquent. The permitted exceptions are when there is a signed recommendation for a loan modification or workout or a documented legal explanation for not commencing the foreclosure.

      1. When a foreclosure is commenced a foreclosure file will be opened with a copy of the notice of acceleration and the foreclosure complaint.

      2. Short-term workouts are to be negotiated by Ameriprise Financial, Inc. and should be short-term in nature and extended only if there is convincing evidence that the existing borrower can contribute in some way to the resolution of the problem.

      3.    Definitions

            a.    Contractual Terms: The principal and interest payments of
                  -----------------
                  the commercial mortgage loan as scheduled in the mortgage agreement.
            b.    Delinquent Mortgage: Any loan 90 days delinquent on a
                  -------------------
                  required payment of principal or interest (current corporate policy is more conservative than the statutory definition, i.e., 30 days).
            c.    Distressed Mortgage: A loan other than a delinquent loan
                  -------------------
                  that is determined by the management of the insurer, in the exercise of its prudent investment judgment, to involve circumstances that create a reasonable probability that the loan may become a delinquent mortgage loan or a mortgage loan in foreclosure.
            d.    Independent Appraiser: A person not employed by the Company,
                  ---------------------
                  an affiliate of the Company, investment adviser to the Company or borrower who develops and communicates real estate appraisals and holds a current, valid license issued under Minnesota Statutes Chapter 82B or a similar law enacted by another state.
            e.    Internal Appraisal: An appraisal to determine current market
                  ------------------
                  value made by an internal appraiser and based upon an evaluation of:
                  1) the property based upon a physical inspection of the premises,
                  2) the current and expected stabilized cash flow generated by the property,
                  3) the current and expected stabilized market rents in the geographic market where the property is located, and
                  4) the current and stabilized occupancy rate for the geographic market where the property is located.

            f.    Internal Appraiser: An individual
                  ------------------
                  1) employed by the Company, an affiliate of the Company, or Ameriprise Financial, Inc.
                  2) who has training and experience qualifying the individual to appraise the value of commercial real estate,
                  3) whose direct or indirect compensation is not dependent upon the outcome of appraisals,

            g.    Mortgage Loans in Foreclosure:
                  -----------------------------
                  l) A loan in the process of foreclosure, including redemption period.
                  2) A loan where the borrower is in bankruptcy and not making payments according to the contractual terms.
                  3) A loan secured by a mortgage on real estate that is subject to a senior mortgage or other lien that is being foreclosed.

            h.    Performing Mortgage Loan: A mortgage loan that is current
                  ------------------------
                  and not in distress as defined above.

            i.    Permanently impaired: A loan for which, based on current
                  --------------------
                  information and events, it is probable that the insurer will be unable to collect all amounts due according to the contractual terms.

            j.    Real Estate Owned: Real property owned and acquired through
                  -----------------
                  or in lieu of foreclosure and where redemption rights have expired.

            k.    Restructured Mortgage Loan:
                  --------------------------
                  1) Material delinquent payments or accrued interest are capitalized and added to the balance of an outstanding loan, or
                  2) interest payments have been abated or reduced to below market rates existing at the date of restructuring.

O.    Valuation Procedures: The Board or the Investment Committee shall from
      --------------------
      time to time establish procedures to be used in the valuation of the Company's mortgage portfolio, taking into account the various categories of loans, i.e. performing, distressed, delinquent, restructured, in foreclosure and REO.

      1. Performing loans - shall be carried on the books at amortized cost. However, an annual review of these loans will be conducted using some or all of the following data: annual operating reports, annual inspection reports, payment history, lease rollover data and any other pertinent facts available. Based upon this assessment, a general reserve for GAAP purposes will be maintained at a level to be determined on a quarterly basis by the Company's controllers.

      2. Distressed, delinquent and restructured loans - shall make an individual property evaluation using an internal review of all of the factors in 1 above plus an internal appraisal of each such loan using assumptions based upon current and projected lease rates, expense levels and vacancy rates for the specific type of property in the geographic location where the property is located. For distressed mortgage loans, impairment will be measured based on the fair value of the collateral less estimated costs to obtain and sell. A valuation allowance will be established for the difference between the adjusted fair value of the collateral and the amortized acquisition cost of the distressed mortgage loans. For delinquent mortgage loans, the insurer will either take a charge against its surplus or establish a reserve for the difference between the fair value and the amortized acquisition cost of the delinquent mortgage loans. For restructured mortgage loans, impairment will be measured based on the fair value of the collateral less estimated costs to obtain and sell. The difference between the adjusted fair value of the collateral and other assets received and the amortized acquisition cost of the restructured mortgage loans must be recorded as a direct write-down and a new cost basis established.

            a. Sampling: Beginning August 1, 1991, every 20th loan (beginning with the 10th loan) entering any one of these categories (in chronological order) will be selected for an independent appraisal in compliance with Minnesota Insurance Law.
            b. No more than one third of such appraisals will be completed by a single appraiser or appraisal firm.

      3. Foreclosures and REO - If an independent appraisal exists at the time a property enters either of these categories and that appraisal is no more than six months old, the appraisal may be used to determine the fair value. If the appraisal is more than six months old or there is no independent appraisal on the property, then an independent appraisal will be required to be completed within six months of the date the loan enters either category. The fair value will be adjusted for additional expenses, such as insurance, taxes and legal fees that have been imposed to protect the investment or to obtain clear title to the property to the extent these amounts are expected to be recoverable from the disposition of the property. A write-down of the asset will be taken based upon the resultant value.

      4. Application of the valuation procedures, including reserves and charges against surplus, shall be reviewed periodically by the Board or the Investment Committee and annually by the Board. The Company's controllers shall determine proper reporting procedures from both the GAAP and statutory guidelines.

P.    Disposition of REO: At least annually a plan will be prepared and
      ------------------
      approved by the Board which reflects the strategy for each specific asset. Recommendations will include sell/hold, minimum/maximum sale price and budget for the operation of the property during the ensuing year. Recommendations will be based on all data available including independent appraisals. In addition to the approval of the annual plans, asset managers will constantly monitor the properties and review the plan and results at least quarterly.

                                Page 39 of 39